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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-93885, 333-87415, 333-76771 and 333-45200) and
on Form S-4 (No. 333-45196) of RailAmerica, Inc. of our report dated March 15, 2001 relating to the financial statements of RailAmerica, Inc. as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Fort. Lauderdale, Florida
March 30, 2001